Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated April 24, 2015 with respect to the common stock of Palmetto Bancshares, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  April 24, 2015

CAPGEN CAPITAL GROUP V LP

	By:	CAPGEN CAPITAL GROUP V LLC,
its general partner

By:		/s/ Eugene A. Ludwig
Name:		Eugene A. Ludwig
Title:		Managing Member

CAPGEN CAPITAL GROUP V LLC

By:		/s/ Eugene A. Ludwig
Name:		Eugene A. Ludwig
Title:		Managing Member

EUGENE A. LUDWIG

By:		/s/ Eugene A. Ludwig
Name:		Eugene A. Ludwig

ROBERT B. GOLDSTEIN

By:		/s/ Robert B. Goldstein
Name:		Robert B. Goldstein

JOHN P. SULLIVAN

By:		/s/ John P. Sullivan
Name:		John P. Sullivan